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                            UNIVISION COMMUNICATIONS INC.
                                AMENDED AND RESTATED
                         NONSTATUTORY STOCK OPTION AGREEMENT



         THIS AMENDED AND RESTATED AGREEMENT (the "Agreement") is dated as of November 26, 1996, by and between Univision Communications Inc., a Delaware corporation (the "Corporation"), and 1- (the "Optionee").

                                  W I T N E S E T H:

         WHEREAS, on September 20, 1996, pursuant to the Corporation's 1996 Performance Award Plan (the "Plan"), the Corporation's Board of Directors (acting as the Committee as defined in the Plan) granted to the Optionee, subject to New York State Blue Sky laws, effective as of September 26, 1996 (the "Award Date"), a nonstatutory stock option (the "Option") to purchase all or any part of an aggregate of 2- shares of the Corporation's Class A Common Stock (the "Aggregate Grant"), $0.01 par value, upon the terms and conditions herein and in the Plan;

         WHEREAS, the Board of Directors has appointed its Compensation Committee (the "Committee") to administer the Plan and the Committee passed a resolution on November 25, 1996 to amend and restate this Agreement;

         NOW, THEREFORE, in consideration of the mutual promises and covenants made herein and the mutual benefits to be derived herefrom, the parties hereto agree as follows:


         1. GRANT OF OPTION. The Corporation has granted to the Optionee as a matter of separate inducement and agreement in connection with his or her employment, and not in lieu of any salary or other compensation for his or her services, the right and option to purchase, in accordance with the Plan and on the terms and conditions of the Plan and those hereinafter set forth, all or any part of the Aggregate Grant at a price equal to $23.00 per share, exercisable from time to time subject to the provisions of this Agreement prior to the close of business on a date not later than the day before the tenth anniversary of the Award Date (the "Expiration Date"). Such price equals the value established by the Committee for purposes of granting options under the Plan and is at least 100% of the Fair Market Value of the Class A Common Stock on the Award Date. The effectiveness of this grant is subject to shareholder approval of the Plan.

         2.   EXERCISABILITY OF OPTION.

         Except as earlier permitted by or pursuant to the Plan or by resolution of the Committee adopted after the date hereof, the Option may be exercised from time to time and for the number of


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shares as follows:  50% of the Aggregate Grant on the first anniversary of the
Award Date and 50% on the second anniversary of the Award Date.

         To the extent the Optionee does not in any year purchase all or any part of the shares to which the Optionee is entitled, the Optionee has the right cumulatively thereafter to purchase any shares not so purchased and such right shall continue until the Option terminates or expires. Fractional share interests shall be disregarded, but may be cumulated. No fewer than 10 shares may be purchased at any one time, unless the number purchased is the total number at the time available for purchase under the Option.

         3. CHANGE IN CONTROL EVENT. Notwithstanding any provisions in this Agreement to the contrary, unless prior to a Change in Control Event (as that term is defined in the Plan) the Committee determines that, upon its occurrence, there shall be no acceleration of benefits or determines that only certain or limited benefits shall be accelerated and the extent to which they shall be accelerated, and/or establishes a different time in respect of such Event for such acceleration, then upon the occurrence of a Change in Control Event each outstanding Option granted to the Optionee shall become exercisable, and the total number of shares subject thereto shall be purchasable immediately.

         4. METHOD OF EXERCISE OF OPTION AND PAYMENT OF PURCHASE PRICE. Subject to such further limitations and rules or procedures as the Committee may from time to time establish, the exercise of all or any portion of the Option shall be by means of written notice of exercise delivered to the Corporation, specifying the number of whole shares with respect to which the Option is being exercised, together with any written statements required pursuant to Section 6.4 of the Plan (regarding compliance with applicable law) and payment of the purchase price according to the following terms:

         (a)  in cash or by electronic funds transfer;

         (b) by certified or cashier's check payable to the order of the Corporation;

         (c) by the delivery of shares of Class A Common Stock of the Corporation already owned by the Optionee, PROVIDED, HOWEVER, that the Committee may in its absolute discretion limit the Optionee's ability to exercise the Option by delivering such shares, and PROVIDED FURTHER that any shares delivered which were initially acquired upon exercise of a stock option must have been owned by the Optionee at least six months as of the date of delivery; or

         (d) by notice and third party payment in such manner as may be authorized by the Committee.

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         5.   CONTINUANCE OF EMPLOYMENT.  Nothing contained in this Agreement or in the Plan shall confer upon the Optionee any right to continue in the employ of the Corporation or applicable Subsidiary (as that term is defined in the Plan) or interfere in any way with the rights of the Corporation or applicable Subsidiary, which are hereby expressly reserved, to reduce the Optionee's compensation from the rate in existence at any time or to terminate the Optionee's employment for any reason, except to the extent that such rights are modified by other contracts.

         6. EFFECT OF TERMINATION OF RELATIONSHIP. The Option and all other rights hereunder, to the extent such rights shall not have been exercised, shall terminate and become null and void at such time as the Optionee ceases to be employed by the Corporation or applicable Subsidiary. Notwithstanding the preceding sentence, if the Optionee is not terminated for cause (as defined by the Committee), the Optionee (or in the event of Optionee's death, his or her Beneficiary) may exercise the Option within any applicable period specified in subsection (a), (b) or (c) below, and to the extent described in such subsection, as follows:

         (a) up to three months if the Optionee voluntarily resigns, provided that the Option may only be exercised to the extent the Option was exercisable at the date of termination either by its terms or pursuant to a determination by the Committee (within a reasonable period after such termination) in its discretion;

         (b) up to 12 months after termination of employment with the Corporation, if such termination is without cause or occurs as a result of the Optionee's Retirement or Total Disability; in any such event the total number of shares subject to the Option shall become exercisable immediately on the date of such termination;

         (c) up to 12 months after the Optionee's death, if the Optionee dies while in the employ of the Corporation or a Subsidiary or during the period referred to in subsection (a) or (b) of this Section 6; in the event that Optionee dies while in the employ of the Corporation or a Subsidiary, the total number of shares subject to the Option shall become exercisable immediately on the date of death. Exercise under this subsection (c) shall be by the Optionee's Beneficiary under the Plan;

provided, however, that in no event may the Option be exercised by anyone under this Section 6 or otherwise after the Expiration Date. If the Optionee is employed by an entity which ceases to be a Subsidiary, such event shall be deemed for purposes of this Section 6 to be a termination of employment described in subsection (b) in respect of Optionee. Absence from work caused by military service or authorized sick leave shall not be considered as a termination of employment for purposes of this Section.

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         7.  TRANSFERABILITY OF OPTION.  Subject to the provisions of Section 6 above and of the Plan, the Option and the rights and privileges conferred hereby are not transferable or assignable and may not be offered, sold, pledged, hypothecated or otherwise disposed of in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment, garnishment, levy or similar process. Except as provided by the Plan, the Option may be exercised only by (i) the Optionee, (ii) the Optionee's Personal Representative, if any, if the Optionee has suffered a Disability, or (iii) to the extent provided by
Section 6, by the Optionee's transferees by will or under the laws of descent and distribution. In the event that the spouse of the Optionee shall have acquired a community property interest in the Option, the Optionee or such transferees may exercise it on behalf of the spouse of the Optionee or such spouse's successor in interest.

         8.   TERMINATION OF OPTION UNDER CERTAIN CIRCUMSTANCES.  Subject to
Section 6.2(c) of the Plan, the Option shall terminate to the extent not previously exercised upon an event or transaction which the Corporation does not survive.

         9. NOTICES. Any notice to be given under the terms of this Agreement or pursuant to the Plan shall be in writing and addressed to the Secretary of the Corporation at its principal office, and any notice to be given to the Optionee shall be addressed to him or her at the address given beneath the Optionee's signature hereto or at such other address as either party may hereafter designate in writing to the other party. Any such notice shall be deemed to have been duly given when enclosed in a properly sealed envelope addressed as aforesaid, registered or certified, and deposited (postage and registry or certification fee prepaid) in a post office or branch post office regularly maintained by the United States Government.

         10. TAX WITHHOLDING. Subject to the provisions of Section 6.5 of the Plan, withholding requirements in connection with the exercise of the Option may be satisfied by any of the following methods:

         (a) deduction of required withholding amounts by the Corporation from any cash payment by the Corporation;

         (b) payments by the Optionee prior to exercise of the Option of such amounts in cash or in shares; or

         (c) reduction of the number of shares to be received pursuant to the exercise of the Option.

         11. 1996 PERFORMANCE AWARD PLAN. The Option and all rights of Optionee thereunder are subject to, and the Optionee agrees to be bound by, all of the terms and conditions of the provisions of the Plan, incorporated herein by this reference, to

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the extent such provisions are applicable to options granted to Eligible
Employees. The Optionee acknowledges receipt of a copy of the Plan, which is made a part hereof by this reference, and agrees to be bound by the terms thereof. Unless otherwise expressly provided in other Sections of this Agreement, provisions of the Plan that confer discretionary authority on the Committee do not (and shall not be deemed to) create any rights in the Optionee unless such rights are expressly set forth herein or are otherwise in the sole discretion of the Committee so conferred by appropriate action of the Committee under the Plan after the date hereof.

         12. COMPLIANCE WITH LAW. No shares may be purchased by exercise of the Option and no shares shall be issued and delivered to Optionee pursuant to this Agreement unless and until (i) a registration statement under the Securities Act of 1933 with respect to the Class A Common Stock issuable under the Plan shall have become effective with the Securities and Exchange Commission, and (ii) any applicable requirements under the securities laws of any state of the United States shall have been satisfied.

         13. DEFINED TERMS. Capitalized terms used herein and not otherwise defined herein shall have the meaning assigned to such terms in the Plan.

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         IN WITNESS WHEREOF, the Corporation has caused this Agreement to be executed on its behalf by a duly authorized officer and the Optionee has hereunto set his or her hand as of the day and year first above written.

                             UNIVISION COMMUNICATIONS INC.



                             By:
                                --------------------------------
                                  Robert V. Cahill
                                  Vice President and Secretary


                             OPTIONEE


                             -----------------------------------
                             (Signature)

                             3-
                             (Print Name)

                             -----------------------------------
                             (Address)

                             -----------------------------------
                             (City, State, Zip Code)

                             -----------------------------------
                             (Social Security Number)


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                                  CONSENT OF SPOUSE


         In consideration of the execution of the foregoing Nonstatutory Stock Option Agreement by Univision Communications Inc., I, _________________ the spouse of the Optionee herein named, do hereby join with my spouse in executing the foregoing Nonstatutory Stock Option Agreement and do hereby agree to be bound by all of the terms and provisions thereof and of the Plan.

Date:
     -----------------       ----------------------------------
                             Signature of Spouse






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